UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2018

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Security Agreement

LGSI Equipment of Indiana, LLC (the “Equipment Subsidiary”), is an Indiana limited liability company and a wholly-owned subsidiary of Universal Logistics Holdings, Inc. (the “Company”).  On April 24, 2018, the Equipment Subsidiary entered into Amendment No. 2 (the “Amendment”) to the Master Security Agreement, as amended (the “Master Security Agreement”), with Key Equipment Finance, a division of KeyBank National Association (“KeyBank”). The Master Security Agreement secures the Equipment Subsidiary’s performance of its obligations under various equipment financing notes previously delivered to KeyBank (collectively, the “Equipment Notes”).

The Amendment, among other things, modified the Master Security Agreement by eliminating the financial covenants requiring certain of the Company’s operating subsidiaries to maintain a minimum ratio of operating cash flow to fixed charges. Under the terms of the Amendment, KeyBank also released each of the Company’s subsidiaries that previously guaranteed the Equipment Subsidiary’s obligations under the Equipment Notes from their respective obligations under the guaranties.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 and is incorporated by reference into this report.

Amendment No. 1 to Consulting Agreement

On April 26, 2018, the Company entered into Amendment No. 1 (the “Amendment”) to its consulting agreement dated April 24, 2013 with Manuel J. Moroun, a director of the Company (the “Consulting Agreement”). Under the terms of the Amendment, the Consulting Agreement was extended on its existing terms until December 31, 2018, at which time the Consulting Agreement will automatically renew for successive one-year periods until either party notifies the other party of its intention to terminate at least 30 days prior to the applicable renewal date.  The Amendment was reviewed and approved by the Company’s Audit Committee.  In addition to being a director of the Company, Mr. Moroun is also the father of Matthew T. Moroun, the Chairman of the Company’s Board of Directors.  Matthew T. Moroun and trusts controlled by Matthew T. Moroun and Manuel J. Moroun together own over 70% of the shares of common stock of the Company.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.3 and is incorporated by reference into this report.

Item 2.02 Results of Operations and Financial Condition.

On April 26, 2018, the Company issued a press release announcing the Company's financial and operating results for the thirteen weeks ended March 31, 2018, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2018, the Company’s Board of Directors elected Clarence W. Gooden as a director of the Company effective April 27, 2018 until its next Annual Meeting of Shareholders in 2019.

Mr. Gooden retired from CSX Corporation (“CSX”) in May 2017.  During his 47 years, Mr. Gooden held numerous leadership positions at CSX, including serving as vice chairman, and as company president from September 2015 through February 2017. In his role as president, Mr. Gooden managed and directed the entire operational and commercial functions of CSX.  Prior to that time, Mr. Gooden served for over a decade as CSX’s executive vice president of sales and marketing and chief commercial officer. Mr. Gooden also serves as a director of the National Association of Manufacturers, TTX Company, the Federal Reserve Transportation Advisory and the National Freight Transportation Association.

There are no arrangements or understandings between Mr. Gooden and any other persons pursuant to which Mr. Gooden was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Gooden or any member of his immediate family has a direct or indirect material interest. Mr. Gooden will be entitled to receive the same compensation for service as a director as is provided to other non-employee directors of the Company, as described in more detail in the Company’s Proxy Statement for its 2018 Annual Meeting of Shareholders (the “Proxy Statement”) under the heading “Additional Disclosures Regarding Director Compensation.” Additionally, at this time Mr. Gooden is not expected to be appointed to any committees of the Board of Directors during 2018.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s shareholders considered two proposals at its 2018 Annual Meeting of Shareholders held April 26, 2018. Each of the proposals is described in the Company’s Proxy Statement. A total of 28,064,300 shares, or 98.83% of the total shares outstanding, were represented in person or by proxy at the 2018 Annual Meeting. The final results of votes with respect to the proposals submitted for shareholder vote at the 2018 Annual Meeting are set forth below.

Proposal 1—Election of Directors

The Company’s shareholders elected for a one-year term each person nominated for election as a director as set forth in the Proxy Statement. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

	For	Withheld
Grant E. Belanger	24,526,440	3,213,644
Frederick P. Calderone	24,152,531	3,587,553
Joseph J. Casaroll	24,297,467	3,442,617
Daniel J. Deane	25,104,039	2,636,045
Manuel J. Moroun	21,500,867	6,239,217
Matthew T. Moroun	23,521,186	4,218,898
Michael A. Regan	25,104,039	2,636,045
Jeff Rogers	24,039,961	3,700,123
Daniel C. Sullivan	24,821,879	2,918,205
Richard P. Urban	24,297,367	3,442,717
H.E. “Scott” Wolfe	24,152,526	3,587,558

There were 324,216 broker non-votes with respect to this proposal.

Proposal 2—Ratification of Appointment of Independent Registered Public Accountants

The Company’s shareholders voted upon and approved the ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2018. The votes on this proposal were as follows:

For	Against	Abstain
28,063,948	352	0

There were no broker non-votes with respect to this proposal.

Item 7.01 Regulation FD Disclosure.

On April 26, 2018, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.105 per share of common stock.  The dividend is payable to the Company's shareholders of record at the close of business on May 7, 2018, and is expected to be paid on May 17, 2018.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Master Security Agreement, dated as of April 24, 2018, with Key Equipment Finance, a division of KeyBank National Association.

10.2	Consulting Agreement between with Manuel J. Moroun (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 26, 2013).

10.3	Amendment No. 1 to Consulting Agreement, dated April 26, 2018, with Manuel J. Moroun.

99.1	Press Release dated April 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: April 27, 2018	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary